Exhibit 10.4

DERMIRA, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

1.                                      Purpose.  Dermira, Inc. adopted this Plan effective as of the date of the IPO. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.                                      Establishment of Plan.  Dermira, Inc. proposes to grant rights to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan.  The Company intends this Plan to qualify as an “employee stock purchase plan” under Code Section 423 (including any amendments to or replacements of such Section), and this Plan shall be so construed.  Any term not expressly defined in this Plan but defined for purposes of Code Section 423 shall have the same definition herein.  In addition, with regard to offers of options to purchase shares of the Common Stock under the Plan to employees outside the United States working for a Subsidiary or an Affiliate of the Company that is not a Subsidiary, the Board may offer a subplan or an option that is not intended to meet the Code Section 423 requirements, provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met.  Subject to Section 14, a total of 301,724(1) Shares is reserved for issuance under this Plan.  In addition, on each January 1 of each calendar year, the aggregate number of shares of Common Stock reserved for issuance under the Plan shall be increased automatically by the number of shares equal to one percent (1%) of the total number of outstanding shares of Common Stock on the immediately preceding December 31 (rounded down to the nearest whole share); provided, that the Board or the Committee may in its sole discretion reduce the amount of the increase in any particular year. Subject to Section 14, no more than 6,034,482 shares of Common Stock may be issued over the term of this Plan.  The number of shares initially reserved for issuance under this Plan and the maximum number of shares that may be issued under this Plan shall be subject to adjustments effected in accordance with Section 14 of this Plan.

3.                                      Administration.  The Plan will be administered by the Compensation Committee of the Board or by the Board (either referred to herein as the “Committee”).  Subject to the provisions of this Plan and the limitations of Code Section 423 or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants.  The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate the Participating Corporations, to determine when to grant options that are not intended to meet Code Section 423 requirements and to determine eligibility and decide upon any and all claims filed under the Plan.  Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties.  Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans and/or procedures relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States.  The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value.  Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on the Board or its committees.  All expenses incurred in

(1)         Share numbers referred to in this 2014 Employee Stock Purchase Plan reflect the 5.8-to-1 reverse stock split of the Company’s outstanding capital stock that was effected on September 18, 2014.

connection with the administration of this Plan shall be paid by the Company.  For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical.

4.                                      Eligibility.  Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan, except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(a)                                 employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b)                                 employees who are customarily employed for twenty (20) hours or less per week;

(c)                                  employees who are customarily employed for five (5) months or less in a calendar year;

(d)                                 employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations;

(e)                                  employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and

(f)                                   individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

The foregoing notwithstanding, an individual shall not be eligible if his or her participation in the Plan is prohibited by the law of any country that has jurisdiction over him or her, if complying with the laws of the applicable country would cause the Plan to violate Code Section 423, or if he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan.

5.                                      Offering Dates.

(a)                                 While the Plan is in effect, the Committee shall determine the duration and commencement date of each Offering Period, provided that an Offering Period shall in no event be longer than twenty-seven (27) months, except as otherwise provided by an applicable subplan. Each Offering Period may consist of one or more Purchase Periods during which payroll deductions of Participants are accumulated under this Plan.  While the Plan is in effect, the Committee shall determine the duration and commencement date of each Purchase Period, provided that a Purchase Period shall in no event end later than the close of the Offering Period in which it begins. Purchase Periods shall be consecutive.

(b)                                 The initial Offering Period shall commence on the Effective Date, and shall end with the Purchase Date that occurs on November 15, 2016, or another date selected by the Committee which is approximately twenty four months after the Effective Date, but no more than twenty-seven (27) months after the Effective Date.  The initial Offering Period shall consist of four Purchase Periods. The initial Purchase Period shall end on the May 15 or November 15 that first occurs six (6) months or more after the Effective Date, and subsequent six-month Purchase Periods shall occur until the end of the initial Offering Period.  Thereafter, a twenty-four month Offering Period shall commence on each May 15 and November 15, with each such Offering Period consisting of four six-month Purchase Periods, except as otherwise provided by an applicable subplan, or on such other date determined by the Committee.  The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date.

6.                                      Participation in this Plan.

(a)                                 Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the initial Offering Period will be automatically enrolled in the initial Offering Period under this Plan at a contribution level equal to fifteen percent (15%).  Notwithstanding the foregoing, an eligible employee may elect to decrease his or her contribution rate for the initial Offering Period under the Plan by delivering a subscription agreement to the Company and/or by affecting such decrease through an authorized third party administrator (the “Third Party Administrator”), within thirty (30) days after the filing of an effective registration statement pursuant to Form S-8, or such longer time as may be determined by the Committee.

(b)                                 With respect to Offering Periods after the initial Offering Period, an eligible employee determined in accordance with Section 4 may elect to become a Participant by submitting a subscription agreement, or electronic representation thereof, to the Company and/or via the Third Party Administrator’s standard process, prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.

(c)                                  Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of the prior Offering Period at the same contribution level unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in an Offering Period as set forth in Section 11 below or otherwise notifies the Company of a change in the Participant’s contribution letter by filing an additional subscription agreement or electronic representation thereof with the Company and/or the Third Party Administrator, prior to the next Offering Period.  A Participant that is automatically enrolled in a subsequent Offering Period pursuant to this section is not required to file any additional subscription agreement in order to continue participation in this Plan.  A Participant who is not automatically enrolled pursuant to this section is required to file a subscription agreement prior to the commencement of an Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.

7.                                      Grant of Option on Enrollment.  Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock of the Company determined by a fraction, the numerator of which is the amount of the contribution level for such Participant multiplied by such Participant’s Compensation (as defined in Section 9 below) during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date (but in no event less than the par value of a share of the Common Stock); provided, however, that for the Purchase Period within the initial Offering Period the numerator shall be fifteen percent (15%) of the Participant’s Compensation for such Purchase Period, or such lower percentage as determined by the Committee prior to the Effective Date or pursuant to a Participant’s election to lower the amount as set forth in Section 6(a) above, and provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8.                                      Purchase Price.  The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)                                 The Fair Market Value on the Offering Date; or

(b)                                 The Fair Market Value on the Purchase Date.

9.                                      Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

(a)                                 The Purchase Price of the shares is accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that contributions may be made in another form (including payment by check at the end of a Purchase Period) due to local legal requirements.  The deductions are made as a percentage of the Participant’s Compensation in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee.  “Compensation” shall mean base salary and regular hourly wages (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may at any time prior to the beginning of an Offering Period determine that for that and future Offering Periods, Compensation shall mean all W-2 cash compensation, including without limitation base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation).  For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election.  Payroll deductions shall commence on the first payday following the last Purchase Date (with respect to the initial Offering Period, as soon as practicable following the effective date of filing with the U.S. Securities and Exchange Commission a securities registration statement for the Plan) and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.  Notwithstanding the foregoing, the terms of any subplan may permit matching shares without the payment of any purchase price.

(b)                                 Subject to Section 25 below and to the rules of the Committee, a Participant may decrease the rate of payroll deductions during an Offering Period by filing with the Company a new authorization for payroll deductions, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below.  A decrease in the rate of payroll deductions may be made twice during an Offering Period or more frequently under rules determined by the Committee.  A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions, prior to the beginning of such Offering Period, or such other time period as specified by the Committee.

(c)                                  Subject to Section 25 below and to the rules of the Committee, a Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further payroll deductions will be made for the duration of the Offering Period.  Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section (e) below.  A reduction of the payroll deduction percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company.

(d)                                 All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent required to be segregated due to local legal restrictions outside the United States.  No interest accrues on the payroll deductions, except to the extent required due to local legal requirements.  All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions, except to the extent necessary to comply with local legal requirements outside the United States.

(e)                                  On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company and/or the Third Party Administrator that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date.  The Purchase Price per share shall be as specified in Section 8 of this Plan.  Any fractional share, as calculated under this Section (e), shall be rounded down to the next lower whole share, unless the Committee determines with respect to all Participants that any fractional share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be carried forward into the next Purchase Period or Offering Period, as the case may be (except to the extent required due to local legal requirements outside the United States), as otherwise determined by the Committee.  In the event that this Plan has been oversubscribed, all funds not used to purchase shares on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States).  No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date, except to the extent required due to local legal requirements outside the United States.

(f)                                   As promptly as practicable after the Purchase Date, the Company shall issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g)                                  During a Participant’s lifetime, his or her option to purchase shares hereunder is exercisable only by him or her.  The Participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(h)                                 To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10.                               Limitations on Shares to be Purchased.

(a)                                 No Participant shall be entitled to purchase stock under any Offering Period at a rate which, when aggregated with such Participant’s rights to purchase stock, that are also outstanding in the same calendar year(s) (whether under other Offering Periods or other employee stock purchase plans of the Company, its Parent and its Subsidiaries), exceeds $25,000 in Fair Market Value, determined as of the Offering Date, (or such other limit as may be imposed by the Code) for each calendar year in which such Offering Period is in effect (hereinafter the “Maximum Share Amount”).  The Company may automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b)                                 The Committee may, in its sole discretion, set a lower maximum number of shares which may be purchased by any Participant during any Offering Period than that determined under Section 10(a) above, which shall then be the Maximum Share Amount for subsequent Offering Periods; provided, however, in no event shall a Participant be permitted to purchase more than 1,551 Shares during any one Purchase Period, irrespective of the Maximum Share Amount set forth in (a) and (b) hereof.  If a new Maximum Share Amount is set, then all Participants will be notified of such Maximum Share Amount prior to the commencement of the next Offering Period for which it is to be effective.  The Maximum Share Amount shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c)                                  If the number of shares to be purchased on a Purchase Date by all Participants exceeds the number of shares then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable.  In such event, the Company will give written notice of such reduction of the number of shares to be purchased under a Participant’s option to each Participant affected.

(d)                                 Any payroll deductions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as administratively practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11.                               Withdrawal.

(a)                                 Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company.  Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b)                                 Upon withdrawal from this Plan, the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate.  In the event a

Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in this Plan.

(c)                                  To the extent applicable, if the Fair Market Value on the first day of the current Offering Period in which a Participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Purchase Period, the current Offering Period shall end, a new Offering Period shall begin and the Company will automatically enroll such Participant in the subsequent Offering Period.  Any funds accumulated in a Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12.                               Termination of Employment.  Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, immediately terminates his or her participation in this Plan.  In such event, accumulated payroll deductions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States).  For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute.  The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or garden leave required under local law.

13.                               Return of Payroll Deductions.  In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated payroll deductions credited to such Participant’s account.  No interest shall accrue on the payroll deductions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14.                               Capital Changes.  If the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a share will not be issued.

15.                               Nonassignability.  Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16.                               Use of Participant Funds and Reports.  The Company may use all payroll deductions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions (except to the extent required due to local legal requirements outside the United States).  Until shares are issued, Participants will only have the rights of an unsecured creditor unless otherwise required under local law.  Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof and the remaining cash balance, if any, carried forward or refunded, as determined by the Committee, to the next Purchase Period or Offering Period, as the case may be.

17.                               Notice of Disposition.  Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such shares were purchased (the “Notice Period”).  The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the shares.  The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18.                               No Rights to Continued Employment.  Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19.                               Equal Rights And Privileges.  All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations.  Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company or the Committee, be reformed to comply with the requirements of Section 423.  This Section 19 shall take precedence over all other provisions in this Plan.

20.                               Notices.  All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.                               Term; Stockholder Approval.  This Plan will become effective on the Effective Date.  This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board.  No purchase of shares that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such shares and the Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares and Participants in such Offering Period shall be refunded their contributions without interest).  This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below), (b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date under the Plan.

22.                               Designation of Beneficiary.

(a)                                 If provided in the subscription agreement, a Participant may file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such shares and cash.  In addition, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.  Such form shall be valid only if it was filed with the Company and/or the Third Party Administrator at the prescribed location before the Participant’s death.

(b)                                 Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death.  In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23.                               Conditions Upon Issuance of Shares; Limitation on Sale of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  Shares may be held in trust or subject to further restrictions as permitted by any subplan.

24.                               Applicable Law.  The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25.                               Amendment or Termination.  The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously-scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to establish rules to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during a Purchase Period or an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s base salary, regular hourly wages or other eligible compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants.  However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan.  In addition, in the event the Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to:  (i) amending the definition of compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (iv) reducing the maximum percentage of compensation a participant may elect to set aside as payroll deductions; and (v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period.  Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants.

26.                               Corporate Transactions.  In the event of a Corporate Transaction (as defined below), each outstanding right to purchase Common Stock will be assumed or an equivalent option substituted by the successor corporation or a parent or a subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period with respect to which such purchase right relates will be shortened by setting a new Purchase Date (the “New Purchase Date”) and will end on the New Purchase Date.  No new Purchase Period shall commence following the execution of a definitive agreement whereby the Company will consummate a Corporate Transaction if such transaction is consummated. The New Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Committee and the Plan shall terminate on the consummation of the Corporate Transaction.

27.                               Code Section 409A; Tax Qualification.

(a)                           Options granted under the Plan generally are exempt from the application of Section 409A of the Code.  However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent.  Subject to Section (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period.  Subject to Section (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date.

Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.

(b)                           Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section (a).  The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28.                               Definitions.

(a)                           “Affiliate” means (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b)                           “Board” shall mean the Board of Directors of the Company.

(c)                            “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)                           “Common Stock” shall mean the common stock of the Company.

(e)                            “Company” shall mean Dermira, Inc., a Delaware corporation.

(f)                             “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g)                            “Effective Date” shall mean the date on which the Registration Statement covering the initial public offering of the shares of Common Stock is declared effective by the U.S. Securities and Exchange Commission.

(h)                           “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(i)                               “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

(i)                               if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)                            if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)                         if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iv)                        with respect to the initial Offering Period, Fair Market Value on the Offering Date shall be the price at which shares of Common Stock are offered to the public pursuant to the Registration Statement covering the initial public offering of shares of Common Stock; and

(v)                           if none of the foregoing is applicable, by the Committee in good faith.

(j)                                    “IPO” shall mean the initial public offering of Common Stock.

(k)                                 “Offering Date” shall mean the first business day of each Offering Period.  However, for the initial Offering Period the Offering Date shall be the Effective Date.

(l)                                     “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5(a).

(m)                             “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(n)                                 “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(o)                                 “Participating Corporation” shall mean any Parents or Subsidiary or Affiliate that the Board designates from time to time as a corporation that shall be eligible to participate in this Plan, provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.

(p)                                 “Plan” shall mean this Dermira, Inc. 2014 Employee Stock Purchase Plan.

(q)                                 “Purchase Date” shall mean the last U.S. business day of each Purchase Period.

(r)                                    “Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(s)                                   “Purchase Price” shall mean the price at which Participants may purchase a share of Common Stock under the Plan, as determined pursuant to Section 8.

(t)                                    “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

DERMIRA, INC. (THE “COMPANY”) 2014 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	FORM - IPO ENROLLMENT/CHANGE FORM

SECTION 1:	CHECK DESIRED ACTION:	AND COMPLETE SECTIONS:

ACTIONS	☐ Confirm / Change Contribution Percentage	2 + 4 + 7
	☐ Opt out	2 + 5 + 7

SECTION 2:	Name:

PERSONAL DATA	Home Address:

Social Security No.: ☐☐☐-☐☐-☐☐☐☐

SECTION 3: ENROLLMENT CONFIRMED

I understand that my enrollment in the ESPP is effective at the beginning of the Offering Period and as a result of that enrollment I am electing to purchase shares of the Common Stock of the Company pursuant to the ESPP.  I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account.  I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s broker for this purpose.

My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company.  I understand that I must notify the Company of any disposition of shares purchased under the ESPP.

SECTION 4: ELECT / CHANGE CONTRIBUTION PERCENTAGE

I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period       % (the percentage must be a whole number from 1%, up to a maximum of 15%) of my Compensation (as provided in Section 9 of the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP.  I may reduce the amount of my contribution effective no later than the second payroll period after the form is received by the Company by inserting my desired contribution percentage here:      % (the reduced percentage must be a whole number from 1%, up to a maximum of 14%). That amount will be applied to the purchase of shares of the Common Stock pursuant to the ESPP.

Note:                       You may decrease your contribution percentage to a percentage other than 0% twice within an Offering Period to be effective during that Offering Period.  A change will become effective no later than the second payroll period after the form is received by the Company.  You may not increase your contribution at any time within an Offering Period.  An increase in your contribution percentage can only take effect with the next Offering Period.

SECTION 5: OPT OUT

I understand that my enrollment in the ESPP is effective at the beginning of the Offering Period.  I hereby withdraw from the ESPP and elect 0% contribution.

Note:                       No contributions will be deducted from your salary if you elect to opt out of the ESPP.  You may next enroll in the new Offering Period.

SECTION 6: ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 7: ACKNOWLEDGMENT AND SIGNATURE

I acknowledge that I have received a copy of the ESPP Prospectus (which summarizes the major features of the ESPP).  I have read the Prospectus and my signature below indicates that I hereby agree to be bound by the terms of the ESPP.

	Signature:	Date:

DERMIRA, INC. (THE “COMPANY”) 2014 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)	ENROLLMENT/CHANGE FORM

SECTION 1:	CHECK DESIRED ACTION:	AND COMPLETE SECTIONS:

ACTIONS	☐ Enroll in the ESPP	2 + 3 + 4 + 7
	☐ Elect / Change Contribution Percentage	2 + 4 + 7
	☐ Discontinue Contributions	2 + 5 + 7

SECTION 2:	Name:

PERSONAL DATA	Home Address:

Social Security No.: ☐☐☐-☐☐-☐☐☐☐

SECTION 3: ENROLL

☐                                    I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period.  I elect to purchase shares of the Common Stock of the Company pursuant to the ESPP.  I understand that the stock certificate(s) for the shares purchased on my behalf will be issued in street name and deposited directly into my brokerage account.  I hereby agree to take all steps, and sign all forms, required to establish an account with the Company’s broker for this purpose.

My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company.  I understand that I must notify the Company of any disposition of shares purchased under the ESPP.

SECTION 4: ELECT/CHANGE CONTRIBUTION PERCENTAGE

I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period       % of my Compensation (as provided in Section 9 of the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP.  That amount, plus any accumulated payroll deductions thus far during the current Offering Period if this is a change, will be applied to the purchase of shares of the Common Stock pursuant to the ESPP.  The percentage must be a whole number (from 1%, up to a maximum of 15%, with respect to enrollment or an increase in contribution percentage; from 0%, up to a maximum of 14% for a decrease in contribution percentage).

If this is a change to my current enrollment, this represents an ☐-increase ☐-decrease to my contribution percentage.

Note:                       You may not increase your contribution at any time within an Offering Period.  You may decrease your contribution percentage to a percentage other than 0% twice within an Offering Period to be effective during that Offering Period.  A change will become effective no later than the second payroll period after the form is received by the Company.  An increase in your contribution percentage can only take effect with the next Offering Period.

SECTION 5: DISCONTINUE CONTRIBUTIONS

☐                 I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Accumulated payroll deductions will be returned to me without interest, pursuant to Section 11 of the ESPP.

SECTION 6: ELECTRONIC DELIVERY AND ACCEPTANCE

The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means.  I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 7: ACKNOWLEDGMENT AND SIGNATURE

I acknowledge that I have received a copy of the ESPP Prospectus (which summarizes the major features of the ESPP).  I have read the Prospectus and my signature below indicates that I hereby agree to be bound by the terms of the ESPP.

	Signature:	Date: